UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 19, 2021

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38582	45-4798831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Island Drive, Suite 201

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 597-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Allakos Inc. (the “Company”) appointed Baird Radford as Chief Financial Officer of the Company, effective upon commencement of his employment with the Company on April 19, 2021, to succeed Adam Tomasi, Ph.D. who will be remaining with the Company and continuing in his capacity as President and Chief Operating Officer. In such capacity, Mr. Radford will assume the role of principal financial officer and principal accounting officer of the Company, replacing Dr. Tomasi in such role.

Mr. Radford most recently served as Senior Vice President of Finance at Aimmune Therapeutics from January 2020 to February 2021, where he was responsible for all aspects of strategic and operational finance activities supporting the launch of its first approved product, including financial planning, controllership, tax and treasury functions. From July 2014 to January 2020, he served as the Chief Financial Officer at HeartFlow. Prior to joining Heartflow, he held senior finance positions at Intuitive Surgical and eBay after beginning his career working for PricewaterhouseCoopers. Mr. Radford after receiving his Bachelor of Business Administration from Ohio University.

Mr. Radford has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Radford and any other person pursuant to which he was elected as an officer of the Company.

Mr. Radford entered into an employment offer letter with the Company (the “Offer Letter”). Under the Offer Letter, Mr. Radford’s annual base salary is $464,000 and his annual target bonus opportunity will be 40% of his annual base salary. Upon commencement of his employment on April 19, 2021 (the “Commencement Date”), Mr. Radford was granted an option to purchase up to 27,600 shares of common stock of the Company (the “Stock Options”). The Stock Options will vest as to 25% of the underlying shares on the first anniversary of the Commencement Date and as to an additional 2.0833% of the shares at the end of each successive month following the first anniversary of the Commencement Date until the fourth anniversary of such date. The stock options will have an exercise price per share equal to the closing market price of the Company’s common stock on the Commencement Date. Additionally, Mr. Radford was also granted 17,100 restricted stock units (“RSUs”). The RSUs will vest as to 25% of the underlying shares on or about the first anniversary of the Commencement Date and as to an additional 6.25% of the shares every three-month anniversary of such date thereafter. The RSUs will have an exercise price per share equal to the closing market price of the Company’s common stock on the Commencement Date.

Under the Company’s Change in Control and Severance Policy (the “Severance Policy”), if the Company terminates Mr. Radford other than for “cause,” death or “disability” or he resigns for “good reason”, in each case, during the period beginning upon a “change in control”, such terms as defined in the Severance Policy, and ending 24 months following the change in control, such period referred to as the change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 12 months of his then-current annual base salary (or if he resigns for good reason based on a material reduction in base salary, then his annual base salary in effect immediately prior to such reduction) or if greater, at the level in effect immediately before the change in control, (ii) a lump sum cash amount equal to 100% of his then-current target annual bonus opportunity, (iii) 100% of his then outstanding and unvested equity awards will become fully vested and exercisable, if applicable, and any applicable performance goals will be deemed achieved at 100% of target levels, and (iv) payment or reimbursement of continued health coverage for him and his dependents under COBRA for a period of up to 12 months, or a taxable lump sum payment in lieu of such payment or reimbursement, as applicable. Further, under the Severance Policy, if Mr. Radford is terminated other than for cause, death or disability outside the change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to 9 months of his then-current annual base salary, (ii) a lump sum cash amount equal to a pro rata portion of his then-current target annual bonus opportunity and (iii) payment or reimbursement of continued health coverage for him and his dependents for a period of up to 9 months, or a taxable lump sum payment in lieu of such payment or reimbursement, as applicable. To receive any severance benefits under the Severance Policy, Mr. Radford must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the Severance Policy. If any of the payments provided for under the Severance Policy or otherwise payable to Mr. Radford would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-

tax benefits to him. The Severance Policy does not require us to provide any tax gross-up payments to Mr. Radford or any other participant in the Severance Policy.

The foregoing descriptions of the Offer Letter and the Severance Policy do not purport to be complete and are qualified in their entirety by reference to the Offer Letter, a copy of which will be filed with the Securities and Exchange Commission (the “SEC”) on the Company’s next Quarterly Report on Form 10-Q, and the Severance Policy, a copy of which was filed as Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-225836) filed with the SEC on July 9, 2018 and is incorporated herein by reference.

Also in connection with Mr. Radford’s appointment as Chief Financial Officer of the Company, Mr. Radford has entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-225836) filed with the SEC on June 22, 2018 and is incorporated herein by reference. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Radford for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as principal financial officer.

Item 8.01 Other Events

On April 19, 2021, the Company issued a press release announcing the appointment of Baird Radford as its new Chief Financial Officer. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date: April 19, 2021	By:	/s/ Robert Alexander
Robert Alexander
Chief Executive Officer

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